UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELEVATION ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.
☐Fee paid previously with preliminary materials.
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ELEVATION ONCOLOGY, INC.

101 Federal Street, Suite 1900

Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 5, 2025

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders of Elevation Oncology, Inc. (the “Annual Meeting”) will be held via a virtual meeting. You will be able to participate in the meeting and vote during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ELEV2025 on June 5, 2025, at 9:00 a.m. Eastern Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen this over an in-person meeting. It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect three Class I directors, each to serve a three-year term through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split (“Proposal 3”).
4.	To approve an adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes to approve Proposal 3.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 7, 2025, are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. On or about April [_], 2025, we expect to send to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), containing instructions on how to access our proxy statement for the meeting (the “Proxy Statement”) and our 2024 Annual Report on Form 10-K (the “Annual Report”). The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.

For 10 days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://investors.elevationoncology.com/investor-contacts.

Your vote as an Elevation Oncology, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Corporate Secretary at corporatesecretary@elevationoncology.com or, if you are a registered holder, our transfer agent, Equiniti Trust Company, LLC by email through their website at www.equiniti.com or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

Joseph J. Ferra, Jr.
President and Chief Executive Officer

Boston, Massachusetts

April [_], 2025

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Stockholders to Be Held on June 5, 2025: the Proxy Statement and the Annual Report are available at www.ProxyVote.com. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

ELEVATION ONCOLOGY, INC.

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

Page

INFORMATION ABOUT SOLICITATION AND VOTING	1

GENERAL INFORMATION ABOUT THE MEETING	1

GENERAL PROXY INFORMATION	2

CORPORATE GOVERNANCE	5

PROPOSAL 1: ELECTION OF DIRECTORS	11

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	17

PROPOSAL 4: APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE PROPOSAL 3	26

REPORT OF THE AUDIT COMMITTEE	27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28

EXECUTIVE OFFICERS	32

EXECUTIVE COMPENSATION	33

EQUITY COMPENSATION PLAN INFORMATION	37

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38

ADDITIONAL INFORMATION	39

OTHER MATTERS	41

APPENDIX A – PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION	42

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ELEVATION ONCOLOGY, INC.

101 Federal Street, Suite 1900

Boston, Massachusetts 02110

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

April [_], 2025

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Elevation Oncology, Inc. (“Elevation Oncology” or the “Company”), for use at Elevation Oncology’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held via a virtual meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/ELEV2025 on June 5, 2025, at 9:00 a.m. Eastern Time, and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.

We are making this proxy statement (the “Proxy Statement”), the accompanying form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), first available to stockholders on or about April [_], 2025. An electronic copy of the Proxy Statement and the Annual Report are available at https://investors.elevationoncology.com/sec-filings.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April [_], 2025, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy materials, including the Proxy Statement and the Annual Report. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 7, 2025, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 7, 2025, 59,223,729 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the record date must be present or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the virtual Annual Meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 7, 2025, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 7, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 7, 2025, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast at the Annual Meeting (“Proposal 1”). This means that the three individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or all of the nominees or “WITHHOLD” your vote with respect to one or all of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm (“Proposal 2”) will be obtained if the holders of a majority of the votes cast for or against the proposal at the Annual Meeting vote “FOR” the proposal. Approval of the amendment to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split (“Proposal 3”) will be obtained if the holders of a majority of the votes cast for or against the proposal at the Annual Meeting vote “FOR” the proposal. Approval of an adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes to approve Proposal 3 (“Proposal 4”) will be obtained if the holders of a majority of the votes cast for or against the proposal at the Annual Meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on Proposal 1, Proposal 2, Proposal 3 or Proposal 4. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on Proposal 1, Proposal 2, Proposal 3 or Proposal 4, but are counted in the determination of a quorum.

Recommendations of the Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The Board recommends that you vote FOR the election of each of the Class I directors named in this proxy statement, FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, FOR the amendment to our Certificate of Incorporation to effect a reverse stock split and FOR an adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes to approve Proposal 3.

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

●	vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/ELEV2025. You will need the control number included on your proxy card, or included in the e-mail to you if you received the proxy materials by e-mail;
●	vote through the internet or by telephone – in order to do so, please follow the instructions shown on your proxy card or Notice of Internet Availability; or
●	vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 4, 2025. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board, or you may withhold your vote from any nominee you specify. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If your shares are held in an account with a brokerage firm, bank or other nominee, then you are deemed to be the beneficial owner of your shares held in street name and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in street name will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card or Notice of Internet Availability and vote each proxy card by telephone, through the internet or by mail. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:

●	delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;
●	signing and delivering a proxy bearing a later date;
●	voting again through the internet or by telephone; or
●	attending and voting online at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/ELEV2025 (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

●	view our proxy materials for the meeting through the internet;
●	instruct us to mail paper copies of our current or future proxy materials to you; and
●	instruct us to send our current or future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of the Annual Meeting on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investors.elevationoncology.com/documents.

Board Composition and Leadership Structure

Our Corporate Governance Guidelines provide that our Board shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board and make such recommendations to the Board with respect thereto as the Nominating and Corporate Governance Committee deems appropriate. The positions of Chief Executive Officer and Chair of our Board are held by two different individuals (Joseph J. Ferra, Jr. and Steven A. Elms, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board and strengthens the independence of the Board from management.

Board’s Role in Risk Oversight

Our Board believes that open communication between management and the Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of our senior management team at least quarterly at Board meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures and certain corporate, cybersecurity, legal and regulatory risks. The Compensation Committee assists our Board in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to corporate governance and the management of certain corporate, legal and regulatory risks.

Cybersecurity Risk Oversight

We recognize the critical importance of maintaining the trust and confidence of our all of our stakeholders. We are a virtual company, and our business depends on the efficient and uninterrupted operation of our information technology systems and those of our third-party contract research organizations, contract manufacturing organizations and other vendors, contractors and consultants. Our Board is actively involved in oversight of our risk management program, and cybersecurity represents an important component of our overall approach to enterprise risk management (“ERM”). Our cybersecurity policies, standards, processes and practices are fully integrated into our ERM program and are based on recognized frameworks established by the Center for Internet Security Controls Framework and other applicable industry standards, with quarterly review and adjustment of safeguards for continuous improvement. In general, we seek to address cybersecurity risks through a comprehensive, cross-functional approach that is focused on preserving the confidentiality, security and availability of the information that we collect and store by identifying, preventing and mitigating cybersecurity threats and effectively responding to cybersecurity incidents when they occur.

Our Board, in coordination with our Audit Committee, oversees our risk management process. The Audit Committee receives regular presentations and reports on cybersecurity risks, which address a wide range of topics including recent developments, evolving standards, vulnerability assessments, the threat environment, technological trends and information security considerations arising with respect to our peers and third parties. The Board and the Audit

Committee will also receive prompt and timely information regarding any cybersecurity incident that meets established reporting thresholds, as well as ongoing updates regarding any such incident until it has been resolved. The Audit Committee regularly discusses our approach to cybersecurity risk management with our management team. Further information relating to cybersecurity and information security is contained in the section titled “Cybersecurity” in our Annual Report.

Director Independence

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”). Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s board of directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member, and audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that R. Michael Carruthers, Julie M. Cherrington, Ph.D., Timothy P. Clackson, Ph.D., Steven A. Elms, Darcy Mootz, Ph.D., and Alan B. Sandler, M.D., representing six of our seven incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research and Development (“R&D”) Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investors.elevationoncology.com/documents.

Audit Committee

Our Audit Committee is composed of Messrs. Carruthers and Elms and Dr. Mootz. Mr. Carruthers is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board has determined that Mr. Carruthers is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

●	selecting and hiring our independent registered public accounting firm;
●	the qualifications, independence and performance of our independent registered public accounting firm;
●	the preparation of the audit committee report to be included in our annual proxy statement;
●	risk assessment and management;
●	overseeing our cybersecurity risk management program;

●	our compliance with certain legal and regulatory requirements;
●	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
●	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Dr. Clackson, Mr. Carruthers and Dr. Mootz. Dr. Clackson is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

●	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
●	evaluating and recommending non-employee director compensation arrangements for determination by our Board;
●	administering our cash-based and equity-based compensation plans;
●	reviewing our human resources activities; and
●	overseeing our compliance with regulatory requirements associated with the compensation of directors, executive officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq Stock Market rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board or any member of the Board with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Alpine Rewards, to evaluate our executive compensation and Board compensation program and practices, and to provide advice and ongoing assistance on these matters, for the fiscal year ended December 31, 2024. Specifically, Alpine Rewards was engaged to:

●	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
●	review and assess our current Board, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
●	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
●	review market practices regarding base salary, bonus and equity programs.

Representatives of Alpine Rewards met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2024, Alpine Rewards worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Alpine Rewards during the fiscal year ended December 31, 2024 raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Mr. Elms and Drs. Cherrington and Sandler. Mr. Elms is the Chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying, considering and recommending candidates for membership on our Board;
●	overseeing the process of evaluating the performance of our Board and management; and
●	advising our Board on environmental, social and other corporate governance matters.

Research and Development Committee

Our R&D Committee is composed of Drs. Cherrington, Clackson and Sandler. Dr. Cherrington is the Chair of our R&D Committee. Our R&D Committee is responsible for, among other things:

●	reviewing our current and planned R&D programs and initiatives from a scientific perspective, providing feedback to our management on those programs and initiatives and providing observations and strategic recommendations to the Board; and
●	identifying and discussing with the Board emerging scientific and clinical issues and trends, as well as benchmarking our programs and R&D activities against our competitors.

Codes of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. Our Code of Business Conduct and Ethics is intended to deter wrongdoing and promote the conduct of all our business with high standards of integrity and in compliance with all applicable laws and regulations. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in public filings to the extent required by the applicable rules. The full text of our Code of Business Conduct and Ethics is posted on the investor relations section of our website at https://investors.elevationoncology.com/documents.

Insider Trading Policy and Anti-hedging

We have adopted an Insider Trading Policy that that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds. Our Insider Trading Policy also prohibits the Company from transacting in our securities unless in compliance with applicable U.S. securities laws, rules and regulations and applicable stock exchange listing standards.

Our insider trading compliance officer, as designated by our Board, a committee thereof or an executive officer of the Company (the “Compliance Officer”) assists with implementing, interpreting and enforcing our Insider Trading Policy, pre-clearing trading activities of certain people, and pre-approving any 10b5-1 plans; provided that if the designated Compliance Officer’s service with the Company is terminated, or no one else has been designated as a Compliance Officer by the Board, a committee thereof or an executive officer of the Company, then our General Counsel will be deemed to be the Compliance Officer for the purposes of our Insider Trading Policy.

Compensation Committee Interlocks and Insider Participation

During 2024, none of our current executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during the fiscal year ended December 31, 2024.

Board and Committee Meetings and Attendance

The Board and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2024, the Board held four meetings, the Audit Committee held four meetings, the Compensation Committee held five meetings, the Nominating and Corporate Governance Committee held one meeting and the R&D Committee held four meetings. During 2024, none of our incumbent directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his or her tenure and the total number of meetings held by all committees of the Board on which such director served during his or her tenure. The independent members of the Board also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board. All of the then-continuing members of our Board attended our 2024 annual meeting of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of the Board or a specific member of our Board (including our Chair) may do so by letters addressed to:

Elevation Oncology, Inc.

c/o Corporate Secretary

101 Federal Street, Suite 1900

Boston, Massachusetts 02110

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons. No search firm was involved in the recruitment of Julie M. Cherrington, Ph.D., Darcy Mootz, Ph.D., or Alan Sandler, M.D., each a new independent director in 2024.

The Nominating and Corporate Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board to fill interim director vacancies.

Our Board encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Elevation Oncology, Inc., 101 Federal Street, Suite 1900, Boston, Massachusetts 02110. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information regarding the nominee and proposing stockholder specified in our bylaws, and certain representations regarding the nomination. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.” In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2026 and 2027, respectively. Our Nominating and Corporate Governance Committee recommended to our Board, and our Board nominated Mr. Carruthers, Dr. Cherrington and Mr. Ferra, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2028 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or all of the nominees or “WITHHOLD” your vote with respect to one or all of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board

The nominees and their ages as of December 31, 2024 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
R. Michael Carruthers(1)	67	Class I Director
Julie M. Cherrington, Ph.D.(2)	67	Class I Director
Joseph J. Ferra, Jr.	49	Class I Director
(1)	Mr. Carruthers is the Chair of our Audit Committee and a member of our Compensation Committee.
(2)	Dr. Cherrington is the Chair of our R&D Committee and a member of our Nominating and Corporate Governance Committee.

R. Michael Carruthers has served as a member of our Board since May 2021. Mr. Carruthers has served as Chief Financial Officer of Edgewise Therapeutics, Inc., a clinical-stage biopharmaceutical company, since September 2020 and consulted as Chief Financial Officer of OnKure Therapeutics, Inc., a cancer treatment company, since March 2019 until joining the board of directors of OnKure Therapeutics in May 2021. Mr. Carruthers previously consulted as Chief Financial Officer of Brickell Biotech, Inc., a clinical-stage pharmaceutical company focused on treatment of skin diseases, from December 2017 to October 2020, and ClinOne, Inc., clinical trial management company, from August 2018 to May 2020. He also served as Interim President of Nivalis Therapeutics, Inc., a clinical-stage pharmaceutical company, from January 2017 to August 2017 and Chief Financial Officer and Secretary from February 2015 to August 2017. From December 1998 to February 2015, Mr. Carruthers served as Chief Financial Officer for Array BioPharma Inc. Prior to Array, he served as Chief Financial Officer of Sievers Instruments, Inc., a water purification technology company, Treasurer and Controller for the Waukesha division of Dover Corporation, a global manufacturing company, and an accountant with Coopers & Lybrand, LLP. Mr. Carruthers studied accounting at Western Colorado University, and received a B.S. in Accounting from the University of Colorado Boulder and an M.B.A. from the University of Chicago. We believe Mr. Carruthers is qualified to serve on our Board because of his financial expertise, education and industry background.

Julie M. Cherrington, Ph.D., has served as a member of our Board since February 2024. Dr. Cherrington has served as the Chair of Actym Therapeutics, a privately held biotechnology company, since May 2022, the Chair of Tolremo Therapeutics, a privately held biotechnology company, since April 2023, a director at Syncona Limited, a publicly held life sciences investment company, since February 2022 and a director at Sardona Therapeutics, a privately held biotechnology company, since February 2021. She has also served as the Chair of MycRx, a privately held biotechnology company, since July 2024 and a director of MycRx since February 2022. Dr. Cherrington joined Brandon Capital Partners, a venture capital firm, as a Venture Partner in February 2022. She previously was a director at several biotechnology companies, including Mirati Therapeutics from June 2019 to January 2024, Vaxart, Inc. from August 2021 to August 2022 and QUE Oncology from July 2019 to March 2022, and served as Chief Executive Officer at QUE Oncology from September 2020 to October 2021. Dr. Cherrington also was President, Chief Executive Officer and director of Arch Oncology from October 2017 to September 2020, Revitope Oncology, Inc. from September 2015 to April 2017, Zenith Epigenetics from 2014 to 2015, and Pathway Therapeutics from 2009 to 2013. In addition, she previously served as President and Executive Vice President, Research and Development at Phenomix Corporation. Earlier in her career, Dr. Cherrington was Vice President of Preclinical and Clinical Research at SUGEN, a Pharmacia/Pfizer company. She began her career at Gilead Sciences, where she held positions of increasing responsibility. Dr. Cherrington holds a B.S. in Biology and an M.S. in Microbiology from the University of California, Davis, and completed her Ph.D. training in Microbiology and Immunology at the University of Minnesota and Stanford University. She completed a postdoctoral fellowship at the University of California, San Francisco. We believe Dr. Cherrington’s breadth of knowledge and deep understanding of the biotechnology and pharmaceutical industries, based on her experience as an executive and as a director of several companies in such industries, qualify her to serve on our Board.

Joseph J. Ferra, Jr. has served as our President and Chief Executive Officer and a member of our Board since July 2023, served as our Interim Chief Executive Officer from January 2023 to July 2023 and served as our Chief Financial Officer from June 2021 to July 2023. Mr. Ferra joined the Company from Syros Pharmaceuticals, Inc., where he served as Chief Financial Officer from March 2018 to June 2021. Prior to Syros, Mr. Ferra was employed at JMP Securities LLC, where he served as Managing Director from March 2014 to March 2018, Head of East Coast Healthcare Banking from March 2015 to March 2017 and Co-Head of Healthcare Investment Banking from March 2017 to March 2018. Previously, he was employed by UBS Investment Bank from September 2009 to March 2014 serving, most recently, as Executive Director of global healthcare investment banking. Mr. Ferra received a B.S. in Chemistry with distinction from Purdue University and an M.B.A. from The Stephen M. Ross School of Business at the University of Michigan. We believe Mr. Ferra is qualified to serve on our Board because of his experience in the biopharmaceutical and financial services industries and his demonstrated business judgment.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of December 31, 2024 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Timothy P. Clackson, Ph.D.(1)	59	Class III Director
Steven A. Elms(2)	61	Class II Director
Darcy Mootz, Ph.D.(3)	51	Class II Director
Alan B. Sandler, M.D.(4)	68	Class III Director
(1)	Dr. Clackson is the Chair of our Compensation Committee and a member of our R&D Committee.
(2)	Mr. Elms is the Chair of our Nominating and Corporate Governance Committee and a member of our Audit Committee.
(3)	Dr. Mootz is a member of our Audit Committee and our Compensation Committee.
(4)	Dr. Sandler is a member of our Nominating and Corporate Governance Committee and our R&D Committee.

Timothy P. Clackson, Ph.D., has served as a member of our Board since May 2020. Dr. Clackson has served as Chief Executive Officer and a director of IDRx, Inc., a clinical-stage biopharmaceutical company, since February 2024. Prior to joining IDRx, he served as President and Chief Executive Officer and a director of Theseus Pharmaceuticals, Inc., a precision oncology company, from April 2021 to December 2023. From May 2018 until April 2021, Dr. Clackson was President, Chief Technology Officer and Executive Vice President of Research and Development at Xilio Therapeutics Inc., a then-privately held oncology company. Prior to joining Xilio, Dr. Clackson served as President of Research and Development and Chief Scientific Officer at ARIAD Pharmaceuticals, Inc., an integrated oncology company acquired by Takeda Pharmaceutical Company Limited in February 2017, from June 2010 to May 2017. Prior to that, Dr. Clackson served as ARIAD’s Senior Vice President and Chief Scientific Officer from 2003, and in other roles from 1994. During the past five years, Dr. Clackson has served as a member of the boards of directors of publicly traded biotechnology companies Forma Therapeutics and Spring Bank Pharmaceuticals, in addition to Theseus. Dr. Clackson holds a B.A. in Biochemistry from the University of Oxford and a Ph.D. in Biology from the University of Cambridge. We believe that Dr. Clackson’s extensive leadership experience in our industry and his educational background in biology and biochemistry qualify him to serve on our Board.

Steven A. Elms has served as the Chairman of our Board since May 2019 and served as our Interim Chief Executive Officer from May 2019 until November 2020. Mr. Elms currently serves as a Managing Partner of Aisling Capital, a life sciences investment firm, which he joined in 2000. Prior to joining Aisling Capital, Mr. Elms served as a principal in the life sciences investment banking group of Chase H&Q (formerly Hambrecht and Quist Group Inc.). Mr. Elms has served as a director for Marker Therapeutics, Inc., a publicly traded clinical-stage immuno-oncology company, since August 2019 and ADMA Biologics, Inc., a publicly traded commercial biopharmaceutical company, since July 2007. Previously, Mr. Elms served on the boards of directors of Zosano Pharma Corporation from May 2018 to May 2022, Loxo Oncology, Inc. from July 2013 to February 2019, Ambit Biosciences Corporation from 2001 to 2014 and MAP Pharmaceuticals, Inc. from 2004 to 2011 and has served on the boards of directors of a number of private companies. Mr. Elms received a B.A. in Human Biology from Stanford University and an M.B.A. from the Kellogg School of Management at Northwestern University. We believe that Mr. Elms’s extensive financial services background and experience in the pharmaceutical and healthcare industries equip him to serve on our Board.

Darcy Mootz, Ph.D., has served as a member of our Board since January 2024. Dr. Mootz has served as President of Architect Therapeutics, a biopharmaceutical company, since April 2023. She previously served as Head of Amunix, a Sanofi company, upon its acquisition by Sanofi from February 2022 to April 2023 and Chief Business Officer of Amunix Pharmaceuticals, Inc. from February 2019 to February 2022. Prior to joining Amunix, Dr. Mootz was an independent consultant working with venture capital firms and life sciences companies on corporate development and strategy projects. Before that, she served as Chief Business Officer of ORIC Pharmaceuticals, an oncology company, and held senior corporate development roles, including Vice President of Corporate Development, at Achaogen, a biopharmaceutical company. Dr. Mootz currently serves on the board of directors of Alpha-9 Oncology, Inc., a clinical-stage biopharmaceutical company. Dr. Mootz received a B.S. in Biology from Duke University and a Ph.D. in Biochemistry from Harvard University. We believe that Dr. Mootz’s executive and board experience at life sciences companies and strong track record in corporate development and strategy qualify her to serve as a member of our Board.

Alan B. Sandler, M.D., has served as a member of our Board since February 2024. Dr. Sandler has served as Chief Medical Officer of ALX Oncology Holdings Inc., a clinical-stage biotechnology company, since November 2024. He previously served as Executive Vice President, Chief Medical Officer of Mirati Therapeutics, a Bristol Myers Squibb company, from November 2022 to April 2024. Prior to joining Mirati, Dr. Sandler was the President, Head of Global Development, Oncology at Zai Lab Limited, a biopharmaceutical company, from December 2020 to October 2022. Prior to that, he held roles of increasing responsibility at Genentech, a biotechnology company and member of the Roche Group, from July 2013 to November 2020, culminating in his final role as Senior Vice President, Global Head of Product Development, Oncology. During his tenure at Genentech/Roche, he led the teams responsible for the global development and regulatory approval of innovative medicines. Prior to joining Genentech/Roche, Dr. Sandler served as Professor and Chief of Hematology/Oncology at Oregon Health and Science University and he served on the faculties of the medical schools of Indiana University and Vanderbilt University. Dr. Sandler served on the board of directors of ALX Oncology from August 2024 to November 2024. Dr. Sandler holds an M.D. degree from Rush Medical College and completed his training in internal medicine and a fellowship in medical oncology at Yale-New Haven Medical Center. He has published over 300 publications, including peer-reviewed articles, reviews, abstracts and book chapters. We believe Dr. Sandler’s decades of oncology and drug development experience across industry and academia equip him to serve on our Board.

Board Diversity

Due to the complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating Board candidates in order to provide practical insights and diverse perspectives.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

Our compensation program for non-employee directors adopted by our Board provides for the following compensation:

●	Cash Compensation. The program provides an annual cash retainer of $40,000 to each non-employee director. Additionally, the Chair of our Board receives an additional annual payment of $30,000; each of the Chairs of our Audit, Compensation, Nominating and Corporate Governance and R&D Committees receives an additional annual payment of $15,000, $10,000, $8,000 and $10,000 respectively; and each of the non-Chair members of our Audit, Compensation, Nominating and Corporate Governance and R&D Committees receives an additional annual payment of $7,500, $5,000, $4,000 and $5,000, respectively.
●	Equity Compensation. Each new, non-employee director who joins our Board will receive an initial option grant for the purchase of 70,000 shares of our common stock upon election to the Board. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board immediately following such meeting will receive an option grant for the purchase of 35,000 shares of our common stock. Equity awards for new directors will vest in equal monthly installments for 36 months after the grant date if the director has served continuously as a member of our Board through the applicable vesting date. Annual equity grants for directors will vest in full on the one-year anniversary of the grant date if the director has served continuously as a member of our Board through the applicable vesting date. In addition, equity awards for non-employee directors will vest in full in the event that we are subject to a change in control or upon certain other events. Non-employee directors are reimbursed for their reasonable travel expenses incurred in attending Board and committee meetings.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2024. Mr. Ferra received no compensation for his service as a director during 2024.

	Fees Earned or
	Paid in	Option
Name	Cash ($)	Awards ($)(1)	Total ($)
R. Michael Carruthers(2)	$58,694	$83,305	$141,999
Julie M. Cherrington, Ph.D.(3)	43,789	245,002	288,791
Timothy Clackson, Ph.D.(4)	55,783	83,305	139,088
Steven A. Elms(5)	85,761	83,305	169,066
Lori Hu(6)	13,447	-	13,447
Darcy Mootz, Ph.D.(7)	48,417	182,483	230,900
Alan Sandler, M.D.(8)	40,094	245,002	285,096
(1)	The amounts reported in this column represent the aggregate grant date fair value of the stock options granted during the year ended December 31, 2024 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 10 to our financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the grantees from the stock options. For information regarding the number of stock option shares held by each non-employee director as of December 31, 2024, see the table below.

Aggregate Number of
Name	Options Outstanding
R. Michael Carruthers	129,187
Julie M. Cherrington, Ph.D.	90,000
Timothy Clackson, Ph.D.	81,857
Steven A. Elms	113,095
Lori Hu	-
Darcy Mootz, Ph.D.	90,000
Alan Sandler, M.D.	90,000
(2)	Mr. Carruthers was appointed a member of the Compensation Committee effective April 5, 2024.
(3)	Dr. Cherrington joined the Board effective February 29, 2024 and was appointed Chair of the R&D Committee and a member of the Nominating and Corporate Governance Committee effective April 5, 2024.
(4)	Dr. Clackson served as Chair of the Nominating and Corporate Governance Committee until April 5, 2024 and was appointed a member of the R&D Committee effective April 5, 2024.
(5)	Mr. Elms was appointed as Chair of the Nominating and Corporate Governance Committee effective April 5, 2024.
(6)	Ms. Hu resigned as a member of our Board, Audit Committee and Nominating and Corporate Governance Committee effective April 5, 2024.
(7)	Dr. Mootz joined the Board and was appointed a member of the Compensation Committee effective January 18, 2024 and was appointed a member of the Audit Committee effective April 5, 2024.
(8)	Dr. Sandler joined the Board effective February 29, 2024 and was appointed a member of the R&D Committee and the Nominating and Corporate Governance Committee effective April 5, 2024.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected CohnReznick LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2025. CohnReznick LLP audited our financial statements for the fiscal years ended December 31, 2024 and 2023. We expect that representatives of CohnReznick LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of CohnReznick LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by CohnReznick LLP for the years ended December 31, 2024 and 2023.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2024	Fiscal Year 2023
Audit fees(1)	$352,306	$397,249
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total fees	$352,306	$397,249
(1)	Audit fees include fees for professional services provided by CohnReznick LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements and securities offerings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3:
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

At the Annual Meeting, stockholders are being asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a ratio ranging from one-for-ten (1:10) to one-for-fifty (1:50), inclusive (the “Split Ratio Range”), with the exact ratio to be set within that range at the discretion of our Board without further approval or authorization of our stockholders (the “Reverse Stock Split”).

Pursuant to Delaware law, our Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed Certificate of Amendment, which would be filed with the Secretary of State of the State of Delaware, is attached to this Proxy Statement as Appendix A.

By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a whole number of outstanding shares of our common stock, between 10 and 50, would be combined into one share of our common stock, as applicable. Upon receiving stockholder approval, our Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of our stockholders, whether to effect the Reverse Stock Split and, if so, to determine the ratio for the Reverse Stock Split from among the approved range described above and to effect the Reverse Stock Split by filing the Certificate of Amendment with the Secretary of State of the State of Delaware. We believe that enabling our Board to fix the specific ratio of the Reverse Stock Split within the stated Split Ratio Range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and our stockholders. Even if our stockholders approve this proposal, our Board may elect not to effect any Reverse Stock Split. See “Board Discretion to Implement the Reverse Stock Split.”

Our Board has unanimously approved and declared advisable the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split, and recommends that our stockholders adopt and approve the Certificate of Amendment. However, our Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including our ability to maintain compliance with the minimum price criteria of Nasdaq; the historical trading price and trading volume of our common stock; the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split; the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock; the anticipated impact of a particular ratio on the number of holders of our common stock; business developments affecting the Company; and prevailing general market conditions. Although our stockholders may approve this proposal, we will not effect the Reverse Stock Split if our Board does not deem it to be in the Company’s and our stockholders’ best interests. See “Board Discretion to Implement the Reverse Stock Split.”

The Reverse Stock Split will not change the number of authorized shares of our common stock or the relative voting power of holders of our common stock. Therefore, the Reverse Stock Split would result in a relative increase in the number of authorized but unissued shares of common stock. See “Principal Effects of the Reverse Stock Split-Relative Increase in the Number of Authorized Shares of Common Stock for Issuance.”

The Reverse Stock Split will also not change the par value of shares of our common stock.

Reasons for the Reverse Stock Split

On April 4, 2025, our Board approved the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split. Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our common stock to continue listing our common stock on the Nasdaq Capital Market and relist our common stock on the Nasdaq Global Select Market. To maintain listing on the Nasdaq Capital Market and qualify for relisting on the Nasdaq Global Select Market, the Nasdaq Stock Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share. On April 7, 2025, the record date, the closing price for our common stock on the Nasdaq Capital Market was $0.2456 per share.

Nasdaq’s continued listing minimum closing bid price criteria (“minimum price criteria”) requires listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30-trading-day period. On September 18, 2024, we received a notice from the Nasdaq Stock Market that we were not in compliance with the minimum price criteria of the Nasdaq Global Select Market. We had a period of 180 calendar days from receipt of the notice to regain compliance with the minimum price criteria. On March 19, 2025, the Nasdaq Stock Market approved our request to transfer our listing from the Nasdaq Global Select Market to the Nasdaq Capital Market, and on March 21, 2025, we transferred the listing of our common stock from the Nasdaq Global Select Market to the Nasdaq Capital Market to obtain an additional 180-calendar day cure period until September 15, 2025. To regain compliance with the minimum price criteria, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days during this additional 180-calendar day cure period.

The notice from the Nasdaq Stock Market had no immediate impact on the listing of our common stock, which remained listed and traded on the Nasdaq Global Select Market during the initial cure period and will remain listed and traded on the Nasdaq Capital Market during the additional cure period, subject to our compliance with other continued listing requirements. Given the inherent uncertainty of general economic, market and industry conditions, our Board believes that the Reverse Stock Split is an effective method for us to regain compliance with the minimum price criteria.

Continued listing on Nasdaq has the potential to maintain overall credibility to an investment in our stock, given Nasdaq’s stringent listing and disclosure requirements. Notably, some trading firms discourage investors from investing in lower-priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards as stocks listed on a national securities exchange, such as Nasdaq. In addition, continued listing on Nasdaq could maintain visibility of our stock among a larger pool of potential investors and could result in higher trading volumes, which could also help facilitate potential financings and business development opportunities.

A higher stock price, which may be achieved through a Reverse Stock Split, could encourage investor interest and improve the marketability of our common stock to a broader range of investors and thus enhance liquidity of our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, investors may be dissuaded from purchasing low-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A higher stock price could allow a broader range of institutions to invest in our common stock and could help attract, retain and motivate employees, as such employees receive part of their compensation as stock-based compensation.

We believe that the decrease in the number of shares of our outstanding common stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effectuated.

There can be no assurance that the Reverse Stock Split would achieve any of the desired results.

There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.

If our common stock were delisted from The Nasdaq Stock Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the Nasdaq Stock Market, we would be required to meet the initial listing requirements for the Nasdaq Stock Market, which are more stringent than the maintenance requirements.

In evaluating whether to seek stockholder approval of the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

In light of the above reasons, our Board approved the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split and determined that the Certificate of Amendment is in our and our stockholders’ best interests.

Board Discretion to Implement the Reverse Stock Split

Our Board believes that stockholder approval of the Split Ratio Range, as opposed to a single Reverse Stock Split ratio, is in our and our stockholders’ best interests because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of one-for-ten (1:10) to one-for-fifty (1:50). The Board also has the authority to abandon the Reverse Stock Split entirely.

In determining the Split Ratio Range and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, our Board may consider a number of factors, including, without limitation:

●	our ability to maintain compliance with the minimum price criteria of Nasdaq;
●	the historical trading price and trading volume of our common stock;
●	the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split
●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock;
●	the anticipated impact of a particular ratio on the number of holders of our common stock;
●	business developments affecting the Company; and
●	prevailing general market conditions.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split may not increase our stock price.

The effect of the Reverse Stock Split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, there can be no assurance that the price for a share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, there can be no assurance that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, the Reverse Stock Split may adversely impact the market price of our common stock.

Further, as noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our common stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of our common stock after implementation of the Reverse Stock Split, when and if implemented, may also be lower than the total market capitalization before the Reverse Stock Split.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

The Reverse Stock Split may decrease the liquidity of our common stock.

The Board believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of our common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split may result in higher transaction costs for transactions in our common stock.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares. Therefore, stockholders who own fewer than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares.

Principal Effects of the Reverse Stock Split

General

If the Reverse Stock Split is approved by our stockholders and implemented by our Board, each holder of our common stock outstanding immediately prior to the Effective Time (as defined below) will own a reduced number of shares of common stock upon the Effective Time. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock, and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of common stock due to the effect of rounding up fractional shares in the Reverse Stock Split. See “Fractional Shares.” The Reverse Stock Split will not affect the voting or other rights of our common stock (except for the effect of rounding up fractional shares). Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

Effects on Shares of Common Stock

The following table contains information as of April 7, 2025, the record date, relating to our common stock based on the proposed Reverse Stock Split ratios assuming that the proposal is approved and the Reverse Stock Split is implemented. The following table does not give effect to the rounding up of fractional shares following the Reverse Stock Split and does not give effect to any other changes, including any issuance of securities, after April 7, 2025.

	Number of Shares
	Before the
	Reverse Stock Split	1-for-10	1-for-30	1-for-50
Authorized	500,000,000	500,000,000	500,000,000	500,000,000
Issued and Outstanding	59,223,729	5,922,373	1,974,124	1,184,475
Issuable under Outstanding Stock Options	3,265,222	326,522	108,841	65,304
Issuable under Outstanding RSUs	327,662	32,766	10,922	6,553
Reserved for Issuance(1)	2,704,573	270,457	90,152	54,091
Authorized but Unissued(2)	434,478,814	493,447,881	497,815,960	498,689,576
(1)	Includes (a) 1,162,717 shares of common stock reserved for future issuance under the 2021 EIP (as defined below) prior to the effectiveness of the Reverse Stock Split, and (b) 1,541,856 shares of common stock reserved for future issuance under the 2019 ESPP prior to the effectiveness of the Reverse Stock Split, excluding, in each instance, shares issuable under outstanding stock options and outstanding RSUs (as defined below).
(2)	Shares authorized but unissued represent common stock available for future issuance beyond shares outstanding as of April 7, 2025 and shares issuable under outstanding stock options and outstanding RSUs.

Effects on Outstanding Equity Awards and Equity Plans

The Company maintains the 2021 Equity Incentive Plan (the “2021 EIP”) and the 2019 Employee Stock Purchase Plan (the “2019 ESPP” and, together with the 2021 EIP, the “Equity Plans”).

In the event of a Reverse Stock Split, the Compensation Committee of our Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under each of the Equity Plans, will make equitable adjustments, as applicable, and in each case in accordance with Sections 409A, 423 and 424 of the Internal Revenue Code of 1986, as amended (the “Code”), as applicable, to (i) the aggregate number of shares of common stock that may be delivered under each Equity Plan, (ii) the number, class and exercise or purchase price of shares of common stock covered by each outstanding award or purchase right under each Equity Plan and (iii) the terms and conditions of any outstanding awards or purchase rights under each Equity Plan. Accordingly, if the Reverse Stock Split is effected, the number of shares available for future issuance under each of the Equity Plans, as well as the number of shares subject to any outstanding award or purchase right under each of the Equity Plans, and the exercise or purchase price and other terms relating to any such award or purchase right outstanding under each of the Equity Plans, are expected to be proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split.

In addition, pursuant to its administrative authority under the Equity Plans, the Compensation Committee will effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split.

Effects on Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, the terms of all outstanding warrants currently exercisable for shares of common stock will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. Such warrants include a warrant to purchase 339,725 shares of our common stock with an exercise price per warrant of $1.3246 issued to K2 HealthVentures Equity Trust LLC (“K2 HealthVentures”), a warrant to purchase 55,249 shares of our common stock with an exercise price per warrant of $2.7150 issued to K2 HealthVentures, and common stock warrants to purchase up to 22,050,000 shares of our common stock with an exercise price per warrant of $2.2500. Correspondingly, the per share exercise price of any such warrants will be increased in direct proportion to the Reverse Stock Split ratio (rounded up to the nearest whole cent), so that the aggregate dollar amount payable for the purchase of the shares subject to the warrants will remain materially unchanged.

Relative Increase in Number of Authorized Shares of Stock

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 500,000,000 shares of common stock and 10,000,000 shares of preferred stock (collectively, “capital stock”). Although the number of authorized shares of capital stock will not change as a result of the Reverse Stock Split, the number of shares of common stock issued and outstanding will be reduced in proportion to the ratio selected by our Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. The purpose of the relative increase in the amount of authorized and unissued shares of common stock is to allow for the ability to issue additional shares in connection with future financings, employee and director benefit programs and other desirable corporate activities without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time any such an action is contemplated. If a Reverse Stock Split is implemented, all or any of the authorized and unissued shares of common stock may be issued in the future for such corporate purposes and such consideration as our Board deems advisable from time to time, subject to any limitations in our Certificate of Incorporation, without further action by our stockholders and without first offering such shares to our stockholders. Except pursuant to the Equity Plans, we presently have no plan, commitment, arrangement, understanding or agreement regarding the issuance of capital stock. However, we regularly consider our capital requirements and business development opportunities and may conduct equity offerings and pursue strategic opportunities in the future.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of common stock. If these factors were reflected in the market price of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Effects on Exchange Act Obligations

The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

Effects on Par Value

The Reverse Stock Split will not affect the par value of our common stock, which will remain at $0.0001 per share.

Effects on CUSIP

After the Effective Time, our common stock would have a new CUSIP number.

Procedure for Effecting the Reverse Stock Split

Effective Time

If the Reverse Stock Split proposal is approved by our stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 12:01 a.m. Eastern time, on the date of effectiveness stated in the Certificate of Amendment filed with the Secretary of State of the State of Delaware (the “Effective Time”) in substantially the form attached to this Proxy Statement as Appendix A. At the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.

The exact timing of the filing of the Certificate of Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to us and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in our best interests and those of our stockholders. The Board currently intends to effect the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to December 31, 2025, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Stockholders of Record

As soon as practicable after the Effective Time, stockholders of record will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our common stock. As soon as practicable after the Effective

Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of common stock you hold. As of the date of this Proxy Statement, none of our shares of common stock were held in certificated form. In the event any stockholders of record at the Effective Time hold shares of common stock in certificated form, they will be sent a transmittal letter by the Company’s transfer agent after the Effective Time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates representing shares of common stock to the Company’s transfer agent.

Beneficial Owners

At the Effective Time, we intend to treat stockholders holding shares of common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of common stock in street name; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Fractional Shares

No scrip or warrants or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

Accounting Matters

If the Reverse Stock Split is effected, the par value per share of common stock will remain unchanged at $0.0001. Accordingly, the stated capital on the Company’s consolidated balance sheets attributable to our common stock will be reduced proportionally based on the Reverse Stock Split ratio selected by our Board. The per share net income or loss of our common stock will be increased because there will be fewer shares of common stock outstanding. The effects of the Reverse Stock Split will be applied retrospectively to the Company’s consolidated balance sheets, consolidated statements of stockholders’ equity and per share amounts for all periods presented for all financial statements not yet issued. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Dissenters’ Rights of Appraisal

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenters’ rights of appraisal with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right or any similar right.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, traders in securities that have made a “mark to market” election and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as a “capital asset” (generally, property held for investment). This summary also does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Tax Consequences to the Company

We will not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

Tax Consequences to Stockholders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to rounding up of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. In addition, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered, and the holding period for the common stock received should include the holding period for the common stock surrendered.

The treatment of the exchange of a fractional share for a whole share in the Reverse Stock Split is not entirely clear, and accordingly it is possible that a holder may recognize income for U.S. federal income tax purposes equal to the value of the additional fraction of a share of common stock received by such holder as a result of rounding up. Holders should consult their own tax advisors concerning this issue.

Interest of Certain Persons in Matters to Be Acted Upon

Certain of our directors and executive officers have an interest in this proposal as a result of their ownership of shares of our common stock, as set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. However, we do not believe that our directors or executive officers have interests in this proposal that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendments

The Certificate of Amendment will result in a relative increase in the number of authorized but unissued shares of common stock, and thus could, under certain circumstances, have an anti-takeover effect. However, this is not the purpose or intent of our Board. A relative increase in the number of our authorized but unissued shares could enable our Board to render more difficult or discourage an attempt by a party to obtain control of the Company by tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of common stock to persons friendly to our Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally.

As stated above, the Company has no present intent to use the relative increase in the number of authorized shares of common stock for anti-takeover purposes, and the Certificate of Amendment is not part of a plan by our Board to adopt a series of anti-takeover provisions; however, if the Certificate of Amendment is filed with the Secretary of State of the State of Delaware, then a greater number of shares of common stock would be available for such purposes than is currently available. This proposal, including the relative increase in the number of authorized shares, is not the result of any attempt to obtain control of the Company and our Board has no present intent to authorize the issuance of additional shares of common stock to discourage any such efforts if they were to arise.

Vote Required for Approval of This Proposal

The approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on this matter. Abstentions will have no effect on the outcome of this proposal. Brokerage firms have authority to vote shares held in street name on this proposal, without instructions from beneficial owners, and as a result, we do not expect there will be any broker non-votes on this matter.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL 4:
APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY,
TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE INSUFFICIENT VOTES
TO APPROVE PROPOSAL 3

Our Board believes that if the number of shares of our common stock outstanding and entitled to vote at the Annual Meeting is insufficient to approve Proposal 3 (an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split), it is in the best interests of our stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve Proposal 3.

In this proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal 3.

Vote Required for Approval of This Proposal

The approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on this matter. Abstentions will have no effect on the outcome of this proposal. Brokerage firms have authority to vote shares held in street name on this proposal, without instructions from beneficial owners, and as a result, we do not expect there will be any broker non-votes on this matter.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and CohnReznick LLP our audited financial statements as of and for the year ended December 31, 2024. The Audit Committee has also discussed with CohnReznick LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with CohnReznick LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements as of and for the year ended December 31, 2024 be included in the Annual Report for filing with the SEC.

Submitted by the Audit Committee

R. Michael Carruthers, Chair

Steven A. Elms

Darcy Mootz, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025, by:

●	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors or director nominees;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 59,223,729 shares of our common stock outstanding on March 31, 2025. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2025 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Elevation Oncology, Inc., 101 Federal Street, Suite 1900, Boston, Massachusetts 02110.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent (%)
5% Stockholders
Biotechnology Value Fund, L.P. and affiliated entities(1)	6,230,845	10.0%
Frazier Life Sciences Public Fund, L.P. and affiliated entities(2)	5,993,579	10.1%
BML Investment Partners, L.P.(3)	5,890,934	9.9%
Tang Capital Partners, LP and affiliated entities(4)	4,300,454	7.2%
Farallon Capital Partners, L.P. and affiliated entities(5)	3,527,482	6.0%
BlackRock, Inc.(6)	3,163,180	5.3%
Millenium Management LLC and affiliated entities(7)	2,990,279	5.0%

Named Executive Officers and Directors
R. Michael Carruthers(8)	94,187	* %
Julie M. Cherrington, Ph.D.(9)	22,916	* %
Timothy P. Clackson, Ph.D.(10)	94,187	* %
David Dornan, Ph.D.(11)	460,585	* %
Steven A. Elms(12)	2,913,005	4.9%
Joseph J. Ferra, Jr.(13)	1,017,536	1.7%
Valerie M. Jansen, M.D., Ph.D.(14)	628,464	1.1%
Darcy Mootz, Ph.D.(15)	24,444	* %
Alan B. Sandler, M.D.(16)	22,916	* %
Directors and executive officers as a group (8 individuals)(17)	4,541,163	7.5%
*	Represents beneficial ownership of less than one percent.
(1)	Based solely on the information set forth in the Schedule 13G/A filed with the SEC on November 14, 2024 by Biotechnology Value Fund, L.P. (“BVF”), BVF I GP LLC (“BVF GP”), Biotechnology Value Fund II, L.P. (“BVF2”), BVF II GP LLC (“BVF2 GP”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS”), BVF GP Holdings LLC (“BVF GPH”), BVF Partners L.P. (“Partners”), BVF Inc. and Mark N. Lampert (“Mr. Lampert and collectively with BVF, BVF GP, BVF2, BVF2 GP, Trading Fund OS, Partners OS, BVF GPH, Partners, BVF Inc., the “BVF Reporting

Persons”). As of the close of business on September 30, 2024, the BVF Reporting Persons and a certain Partners managed account (the “BVF Partners Managed Account”) held Purchase Warrants (the “BVF Warrants”) exercisable for an aggregate of 4,440,000 shares of our common stock (“Shares”). The BVF Warrants are immediately exercisable at an exercise price of $2.25 per whole Share and expire on June 13, 2028. A holder of BVF Warrants will not be entitled to exercise any portion of the BVF Warrants it holds if, upon giving effect to such exercise, such holder (together with its affiliates) (a) would beneficially own in excess of 9.99% of the Shares outstanding after giving effect to the exercise or (b) would beneficially own our securities of which the combined voting power would be in excess of 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise (the “BVF Warrants Blocker”). As of the close of business on September 30, 2024, the BVF Warrants Blocker limits the aggregate exercise of the BVF Warrants held by the BVF Reporting Persons and the BVF Partners Managed Account to 3,264,009 out of the 4,440,000 Shares underlying the BVF Warrants held by them. As of the close of business on September 30, 2024, (i) BVF beneficially owned 3,938,239 Shares, including 2,374,712 Shares underlying the BVF Warrants held by it, (ii) BVF2 beneficially owned 2,112,875 Shares, including 889,297 Shares underlying certain BVF Warrants held by it and excluding 937,067 Shares underlying certain BVF Warrants held by it, and (iii) Trading Fund OS beneficially owned 129,081 Shares, excluding 210,388 Shares underlying the BVF Warrants held by it. BVF GP, as the general partner of BVF, may be deemed to beneficially own the 3,938,239 Shares beneficially owned by BVF. BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the 2,112,875 Shares beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the 129,081 Shares beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 6,051,114 Shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 6,230,845 Shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in the BVF Partners Managed Account, including 50,650 Shares held in the BVF Partners Managed Account and excluding 28,536 Shares underlying the BVF Warrants held in the BVF Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 6,230,845 Shares beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 6,230,845 Shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the Shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the Shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the Shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the Shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the Shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the BVF Partners Managed Account. The beneficial ownership percentage in the table above is based upon a denominator which is the sum of our Shares outstanding as of August 2, 2024 and 3,264,009 Shares underlying certain BVF Warrants held by the BVF Reporting Persons, as applicable. The address of BVF and its affiliated entities is 44 Montgomery St., 40th Floor, San Francisco, California 94104, except that the address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(2)	Based solely on the information set forth in the Schedule 13G/A filed with the SEC on July 15, 2024 by Frazier Life Sciences Public Fund, L.P. (“FLSPF”), FHMLSP, L.P., FHMLSP, L.L.C., Frazier Life Sciences Public Overage Fund, L.P. (“FLSPOF”), FHMLSP Overage, L.P., FHMLSP Overage, L.L.C., Frazier Life Sciences XI, L.P. (“FLS XI”), FHMLS XI, L.P., FHMLS XI, L.L.C., Frazier Life Sciences X, L.P. (“FLS X”), FHMLS X, L.P., FHMLS X, L.L.C., James N. Topper (“Topper”), Patrick J. Heron (“Heron”), Albert Cha (“Cha”), James Brush (“Brush”) and Daniel Estes (“Estes”). Consists of (i) 3,457,926 Shares held directly by FLSPF, (ii) 1,246,488 Shares held directly by FLSPOF, (iii) 424,206 Shares held directly by FLS X, and (iv) 864,959 Shares held directly by FLS XI. FHMLSP, L.P. is the general partner of FLSPF and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Heron, Topper, Cha and Brush are the members of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by FLSPF. FHMLSP Overage, L.P. is the general partner of FLSPOF and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Heron, Topper, Cha and Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares held by FLSPOF. FHMLS X, L.P. is the general partner of FLS X and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Heron and Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by FLS X. FHMLS XI, L.P. is the general partner of FLS XI and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Heron, Topper and Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by FLS XI. The address of FLSPF and its affiliated entities is c/o Frazier Life Sciences Management, L.P., 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, California 94304.
(3)	Based solely on the information set forth in the Schedule 13G filed with the SEC on March 26, 2025 by BML Investment Partners, L.P. BML Investment Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. Despite such shared beneficial ownership, the reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The address of BML Investment Partners, L.P. is 65 E Cedar - Suite 2, Zionsville, Indiana 46077.
(4)	Based solely on the information set forth in the Schedule 13G/A filed with the SEC on February 14, 2024 by Tang Capital Partners, LP (“Tang Capital Partners”), Tang Capital Management, LLC (“Tang Capital Management”) and Kevin Tang. Tang Capital Partners beneficially owns 4,300,454 Shares, which consists of: (a) 3,667,600 Shares and (b) 632,854 Shares currently issuable upon exercise of Tang Warrants (as defined below). Tang Capital Partners owns 3,750,000 of our Purchase Warrants (the “Tang Warrants,” as defined in our Prospectus filed pursuant to Rule 424(b)(5) with the SEC on June 9, 2023). Each Tang Warrant is exercisable for one Share. The Tang Warrants are immediately exercisable and expire five years from the date of issuance. Tang Capital Partners may not exercise any portion of the Tang Warrants for Shares if, as a result of the exercise, Tang Capital Partners, together with its affiliates and any other person or entity acting as a group, would own more than 9.99% of our outstanding Shares after exercise. The foregoing limitations remain in effect with respect to the Tang Warrants, and, accordingly, only 632,854 Shares are currently issuable upon exercise of the Tang Warrants. Tang Capital Partners shares voting and dispositive power over such Shares with Tang Capital Management and Mr. Tang. Tang Capital Management and Mr. Tang each beneficially owns 4,300,454 Shares, which consists of: (a) 3,667,600 Shares and (b) 632,854 Shares currently issuable upon exercise of Tang Warrants. The beneficial ownership percentage in the table above is based upon a denominator which is the sum of our Shares outstanding as of March 31, 2024 and 632,854 Shares underlying certain Tang Warrants. The address of Tang Capital Partners and its affiliated entities is 4747 Executive Drive, Suite 210, San Diego, California 92121.
(5)	Based solely on the information set forth in the Schedule 13G/A filed with the SEC on February 5, 2025 by Farallon Capital Partners, L.P. a California limited partnership (“FCP”), Farallon Capital Institutional Partners, L.P., a California limited partnership (“FCIP”), Farallon Capital Institutional Partners II, L.P., a California limited partnership (“FCIP II”), Farallon Capital Institutional Partners III, L.P., a Delaware limited partnership (“FCIP III”), Four Crossings Institutional Partners V, L.P., a Delaware limited partnership (“FCIP V”), Farallon Capital Offshore Investors II, L.P., a Cayman Islands exempted limited partnership (“FCOI II”), Farallon Capital F5 Master I, L.P., a Cayman Islands exempted limited partnership (“F5MI”) and Farallon Capital (AM) Investors, L.P., a Delaware limited partnership ((“FCAMI” and collectively with FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II, F5MI and FCAMI, the “Farallon Funds,”); Farallon Partners, L.L.C., a Delaware limited liability company (the “Farallon General Partner”) which is (i) the general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI, and (ii) the sole member of the Farallon Institutional (GP) V, L.L.C., a Delaware limited liability company (the “FCIP V General Partner”), with respect to the Shares held by each of the Farallon Funds other than F5MI; FCIP V General Partner, which is the general partner of FCIP V, with respect to the Shares held by FCIP V; Farallon F5 (GP), L.L.C., a Delaware limited liability company (the “F5MI General Partner”), which is the general partner of F5MI, with respect to the Shares held by F5MI; the following persons, each of whom is a managing member or senior managing member, as the case may be, of the Farallon General Partner, and a manager or senior manager, as the case may be, of the FCIP V General Partner and the F5MI General Partner, with respect to the Shares held by the Farallon Funds: Joshua J. Dapice (“Dapice”); Philip D. Dreyfuss (“Dreyfuss”); Hannah E. Dunn (“Dunn”); Richard B. Fried (“Fried”); Varun N. Gehani (“Gehani”); Nicolas Giauque (“Giauque”); David T. Kim (“Kim”); Michael G. Linn (“Linn”); Patrick (Cheng) Luo (“Luo”); Rajiv A. Patel (“Patel”); Thomas G. Roberts, Jr. (“Roberts”); Edric C. Saito (“Saito”); William Seybold (“Seybold”); Daniel S. Short (“Short”); Andrew J. M. Spokes (“Spokes”); John R. Warren (“Warren”); and Mark C. Wehrly (“Wehrly”). Dapice, Dreyfuss, Dunn, Fried, Gehani, Giauque, Kim, Linn, Luo, Patel, Roberts, Saito, Seybold, Short, Spokes, Warren and Wehrly are together referred to herein as the “Farallon Individual Reporting Persons.” The Shares are held directly by the Farallon Funds. The Farallon General Partner, as the general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI, and as the sole member of the FCIP V General Partner, may be deemed to be a beneficial owner of such Shares held by the Farallon Funds other than F5MI. The FCIP V General Partner, as the general partner of FCIP V, may be deemed to be a beneficial owner of such Shares held by FCIP V. The F5MI General Partner, as the general partner of F5MI, may be deemed to be a beneficial owner of such Shares held by F5MI. Each of the Farallon Individual Reporting Persons, as a managing member or senior managing member, as the case may be, of the Farallon General Partner, and as a manager or senior manager, as the case may be, of the FCIP V General Partner and the F5MI General Partner, in each case with the power to exercise investment discretion, may be deemed to be a beneficial owner of such Shares held by the Farallon Funds. Each of the Farallon General Partner, the FCIP V General Partner, the F5MI General Partner and the Farallon Individual Reporting Persons hereby disclaims any beneficial ownership of any such Shares. The address of the Farallon Funds, the FCIP V General Partner, the F5MI General Partner and the Farallon Individual Reporting Persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.
(6)	Based solely on the information set forth in the Schedule 13G filed with the SEC on February 4, 2025 by BlackRock, Inc. In accordance with SEC Release No. 34-39538 (January 12, 1998), such Schedule 13G reflects the securities beneficially owned, or deemed to be beneficially owned, by certain business units (collectively, the “BlackRock Reporting Business Units”) of BlackRock, Inc. and its subsidiaries and affiliates. It does not include securities, if any, beneficially owned by other business units whose beneficial ownership of securities are disaggregated from that of the BlackRock Reporting Business Units in accordance with such release. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of the Company. No one person’s interest in the common stock of the Company is more than five percent of the total outstanding common shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(7)	Based solely on the information set forth in the Schedule 13G/A filed with the SEC on January 31, 2024 by Integrated Core Strategies (US) LLC, Millenium Management LLC, Millenium Group Management LLC and Israel A. Englander. The Shares potentially beneficially owned by Millenium Management LLC, Millenium Group Management LLC and Mr. Englander are held by entities subject to voting control and investment discretion by Millenium Management LLC and/or other investment managers that may be controlled by Millenium Group Management LLC (the managing member of Millenium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millenium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millenium Management LLC, Millenium Group Management LLC or Mr. Englander as to beneficial ownership of the securities held by such entities. The address of Millenium Management LLC and its affiliated entities is 399 Park Avenue, New York, New York 10022.
(8)	Consists of 94,187 Shares subject to options that are exercisable within 60 days of March 31, 2025.
(9)	Consists of 22,916 Shares subject to options that are exercisable within 60 days of March 31, 2025.
(10)	Consists of (a) 47,330 Shares and (b) 46,857 Shares subject to options that are exercisable within 60 days of March 31, 2025.

(11)	Based on Company records. Consists of (a) 5,223 Shares, (b) 453,019 Shares subject to options that are exercisable within 60 days of March 31, 2025 and (c) 2,343 restricted stock units (“RSUs”) that are vesting within 60 days of March 31, 2025. Dr. Dornan resigned from his position as Chief Scientific Officer effective February 2025.
(12)	Based solely on the information set forth in the Schedule 13G/A filed with the SEC on November 12, 2024 by Aisling Capital IV, LP (“Aisling Fund IV”), Aisling Capital Partners IV, LP (“Aisling GP”), Aisling Capital Partners IV LLC (“Aisling LLC”), Mr. Elms and Andrew N. Schiff, except the inclusion of additional Shares subject to options that are exercisable within 60 days of March 31, 2025. Consists of (a) 2,834,910 Shares and (b) 78,095 Shares subject to options that are exercisable within 60 days of March 31, 2025. The Shares are directly held by Aisling Fund IV and the stock options are directly held by Mr. Elms for the benefit of Aisling Fund IV. Aisling GP is the general partner of Aisling Fund IV, and Aisling LLC is the general partner of Aisling GP. The managers of Aisling LLC are Dr. Schiff and Mr. Elms, who share voting power and dispositive powers over securities held by Aisling Fund IV, and as a result, may each be deemed to have beneficial ownership over such securities. This shall not be construed as an admission that any of the reporting persons are beneficial owners of the securities. Mr. Elms, a member of our Board, is affiliated with Aisling Fund IV and its affiliated entities but disclaims beneficial ownership except to the extent of his beneficial interest therein. The address of Aisling Fund IV and its affiliated entities is c/o Aisling Capital Management LP, 489 5th Avenue, 10th Floor, New York, New York 10017.
(13)	Consists of (a) 133,205 Shares, (b) 878,081 Shares subject to options that are exercisable within 60 days of March 31, 2025 and (c) 6,250 RSUs that are vesting within 60 days of March 31, 2025.
(14)	Based on Company records. Consists of (a) 12,311 Shares, (b) 598,653 Shares subject to options that are exercisable within 60 days of March 31, 2025 and (c) 17,500 RSUs that are vesting within 60 days of March 31, 2025. Includes the effect of accelerating the vesting of a portion of Dr. Jansen’s stock options and RSUs pursuant to Dr. Jansen’s separation agreement with the Company (see “Executive Compensation—Employment Agreements”). Dr. Jansen stepped down as Chief Medical Officer effective March 2025.
(15)	Consists of 24,444 Shares subject to options that are exercisable within 60 days of March 31, 2025.
(16)	Consists of 22,916 Shares subject to options that are exercisable within 60 days of March 31, 2025.
(17)	Consists of (a) 3,023,661 Shares, (b) 1,508,609 Shares subject to options that are exercisable within 60 days of March 31, 2025 and (c) 8,893 RSUs that are vesting within 60 days of March 31, 2025 held by all our current directors and executive officers as a group.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers:

Name	Age	Position(s)
Joseph J. Ferra, Jr.	49	Director, President and Chief Executive Officer
Tammy Furlong	54	Chief Financial Officer

Joseph J. Ferra, Jr. For information regarding Mr. Ferra, our President and Chief Executive Officer and a member of our Board, see “Proposal 1: Election of Directors.”

Tammy Furlong has served as our Chief Financial Officer since July 2023. Ms. Furlong previously served as our Vice President of Finance and Accounting from April 2021 to July 2023. Prior to joining us, Ms. Furlong served as a finance consultant from September 2018 to March 2021, where she focused on capital raising, strategic transactions and finance operations for multiple biotechnology and pharmaceutical companies. Ms. Furlong is a certified public accountant and received a B.S. in Accounting from Adelphi University and an M.B.A from Bentley University.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2024 and 2023. These executive officers, who include our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2024, were:

●	Joseph J. Ferra, Jr., our President and Chief Executive Officer;
●	Valerie M. Jansen, M.D., Ph.D., our former Chief Medical Officer who stepped down effective March 2025; and
●	David Dornan, Ph.D., our former Chief Scientific Officer who resigned from the Company effective February 2025.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our named executive officers during the years ended December 31, 2024 and 2023:

						Non-Equity
				Stock	Option	Incentive Plan	All other
		Salary		Awards	Awards	Compensation	Compensation		Total
Name and principal position	Year	($)		($)(1)	($)(1)	($)	($)		($)
Joseph J. Ferra, Jr.	2024	620,833		277,000	1,117,793	294,896	15,850	(2)	2,326,372
President and Chief Executive Officer	2023	590,302	(3)	—	346,579	294,590	15,400	(2)	1,246,870
Valerie M. Jansen, M.D., Ph.D.(4)	2024	499,632		193,900	419,172	190,859	15,850	(2)	1,319,413
Chief Medical Officer	2023	478,958		—	150,121	197,331	15,400	(2)	841,810
David Dornan, Ph.D.(5)	2024	456,000		103,875	419,172	174,192	11,850	(6)	1,165,089
Chief Scientific Officer	2023	437,500		—	150,121	175,000	11,400	(6)	774,021
(1)	The amounts reported in these columns represent the aggregate grant date fair value of the RSUs or stock options, as applicable, granted during each applicable year as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the RSUs or stock options, as applicable, reported in these columns are set forth in Note 10 to our financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these RSUs or stock options, as applicable, and do not correspond to the actual economic value that may be received by the grantees from the stock options or RSUs, as applicable.
(2)	Represents employer matching contributions to 401(k) plans, employer contributions to health savings accounts and reimbursements of information technology-related expenses.
(3)	Mr. Ferra was promoted to Interim Chief Executive Officer and President, and Chief Financial Officer, effective as of January 5, 2023, and the Board approved an increase in monthly base salary of $10,000 in connection with the promotion, which was prorated for time served in the role. Mr. Ferra was then promoted to President and Chief Executive Officer effective as of July 12, 2023, and the Board approved an increase in annual base salary to $600,000 in connection with the promotion. The salary reported reflects $5,617 paid to Mr. Ferra during his service as Chief Financial Officer from January 1, 2023 to January 4, 2023, $302,763 paid to Mr. Ferra during his service as Interim Chief Executive Officer and President, and Chief Financial Officer from January 5, 2023 to July 11, 2023, and $281,922 paid to Mr. Ferra during his service as President and Chief Executive Officer from July 12, 2023 to December 31, 2023.
(4)	Dr. Jansen stepped down as Chief Medical Officer effective March 2025.
(5)	Dr. Dornan resigned from his position as Chief Scientific Officer effective February 2025.
(6)	Represents employer matching contributions to 401(k) plans and reimbursements of information technology-related expenses.

Non-Equity Incentive Plan Compensation

Annual bonuses for our executive officers are based on the achievement of corporate and individual performance objectives. For each of the 2024 and 2023 bonuses, the corporate performance objectives included certain development goals and milestones. The 2024 and 2023 target bonus amounts, expressed as a percentage of annual base salary, for our named executive officers were 50% for Mr. Ferra and 40% for each of Drs. Dornan and Jansen. In February 2024, our Compensation Committee met to review performance against the 2024 bonus goals and approved cash bonuses for the named executive officers in the amounts set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options and RSUs held as of December 31, 2024:

	Option Awards(1)						Stock Awards(2)
			Number of	Number of			Number of	Market Value
			Securities	Securities			Shares or	of Shares or
			Underlying	Underlying	Option		Units of	Units of Stock
	Vesting		Unexercised	Unexercised	Exercise	Option	Stock that	that Have Not
	Commencement		Options	Options	Price	Expiration	Have Not	Vested
Name	Date		Exercisable	Unexercisable	($)	Date	Vested	($)(3)
Joseph J. Ferra, Jr.	6/16/2021		217,966	31,138	16.00	6/16/2031	25,123	14,144
President and	2/14/2022		42,500	17,500	3.78	2/14/2032	—	—
Chief Executive Officer	1/6/2023	(4)	175,000	65,000	0.75	1/6/2033	—	—
	1/6/2023	(5)	30,000	—	0.75	1/6/2033	—	—
	2/15/2023		123,750	146,250	0.98	2/15/2033	—	—
	7/12/2023		12,395	22,605	1.51	7/12/2033	—	—
	2/15/2024		—	600,000	2.77	2/15/2034	100,000	56,300
Valerie M. Jansen, M.D., Ph.D.	4/19/2021		145,433	13,221	3.09	4/19/2031	—	—
Chief Medical Officer	10/19/2021		31,666	8,334	7.58	10/19/2031	—	—
	2/14/2022		42,500	17,500	3.78	2/14/2032	—	—
	1/6/2023	(4)	94,791	35,209	0.75	1/6/2033	—	—
	2/15/2023		59,583	70,417	0.98	2/15/2033	—	—
	2/15/2024		—	225,000	2.77	2/15/2034	70,000	39,410
David Dornan, Ph.D.	11/29/2021		177,292	52,708	2.52	11/29/2031	—	—
Chief Scientific Officer	1/6/2023	(4)	94,791	35,209	0.75	1/6/2033	—	—
	2/15/2023		59,583	70,417	0.98	2/15/2033	—	—
	2/15/2024		—	225,000	2.77	2/15/2034	37,500	21,113
(1)	Except as otherwise noted, each option vests over a four-year period, with 25% of the shares underlying the option vesting after 12 months from the vesting commencement date and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the grantee provides continuous service to the Company.
(2)	Except as otherwise noted, the RSUs vest over a four-year period, with 25% of the shares underlying the RSUs vesting after 12 months from the vesting commencement date and the balance vesting in equal quarterly installments over the 12 quarters thereafter, provided that the grantee provides continuous service to the Company.
(3)	Amounts represent the market value, based on the last reported closing price of the Company’s common stock as of December 31, 2024 ($0.5630), as reported by Nasdaq, of the shares underlying the RSUs held as of December 31, 2024.
(4)	The option vests over a three-year period, with 25% of the shares underlying the option vesting upon the vesting commencement date and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the grantee provides continuous service to the Company.
(5)	The option vested over a six-month period in equal monthly installments.

Equity Granting Policy

Our equity grants made to employees who are deemed “officers” subject to the provisions of Section 16 of the Exchange Act, including our named executive officers, must be approved by the Compensation Committee. During 2024, equity awards to employees generally were granted on regularly scheduled predetermined dates. As part of our annual performance and compensation review process, the Compensation Committee approved stock option awards to our employees within a few weeks after the end of the year. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates. The exercise price of a newly granted stock option is the closing price of our common stock on the Nasdaq Stock Market on the date of the grant.

Employment Agreements

We have entered into employment agreements with certain senior management personnel, including our named executive officers. Each of these agreements provides for at-will employment and includes each officer’s base salary, a discretionary annual incentive bonus opportunity that may be based on individual and company performance and standard employee benefit plan participation. These agreements also provide for severance benefits upon termination of employment or a change in control of our company.

On July 12, 2023, we entered into an employment agreement with Mr. Ferra in connection with his appointment as President and Chief Executive Officer, which adjusted Mr. Ferra’s compensation terms. The employment agreement provides for an annual base salary and that Mr. Ferra will be entitled to an annual retention and performance bonus with a target amount equal to 50% of his base compensation, subject to his continued service on the final day of the applicable calendar year. Mr. Ferra is an at-will employee and does not have a fixed employment term. He is eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees.

On March 16, 2022, we entered into an offer letter with Dr. Dornan. The offer letter provided for an annual base salary and that Dr. Dornan was entitled to an annual retention and performance bonus with a target amount equal to 40% of his base compensation, subject to his continued service on the final day of the applicable calendar year. Dr. Dornan was an at-will employee and did not have a fixed employment term. Dr. Dornan resigned from his position as Chief Scientific Officer effective February 2025. He was eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees.

On February 5, 2021, we entered into an offer letter with Dr. Jansen, as amended on October 14, 2021. The offer letter provided for an annual base salary and that Dr. Jansen was entitled to an annual retention and performance bonus with a target amount equal to 40% of her base compensation, subject to her continued service on the payment date of such bonus. Dr. Jansen was an at-will employee and did not have a fixed employment term. She was eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees.

On March 31, 2025, Dr. Jansen entered into a separation agreement with the Company (the “Separation Agreement”), pursuant to which Dr. Jansen will receive the severance benefits to which she is entitled pursuant to the Change in Control and Severance Agreement between the Company and Dr. Jansen, including (i) a lump-sum payment equal to nine (9) months of her annual salary, (ii) the amount of COBRA premiums she would be required to pay to maintain group healthcare coverage as in effect on the Separation Date for up to nine (9) months following the Separation Date, and (iii) accelerated vesting in her outstanding equity awards with respect to the number of shares and units that would have vested if Dr. Jansen had remained in service for nine (9) months following the Separation Date. All payments and benefits provided under the Separation Agreement are contingent upon the effectiveness of, and Dr. Jansen’s continued compliance with, the Separation Agreement. The Separation Agreement also contains a release of claims, as well as standard non-disparagement and confidentiality provisions.

We have also entered into a Change in Control and Severance Agreement (each, a “CIC and Severance Agreement”), with each of our executive officers, including Mr. Ferra and Drs. Dornan and Jansen. Under the CIC and Severance Agreements, in the event that the relevant individual is terminated for any reason other than for “cause,” they will be entitled to the following: (i) an amount equal to 12 months for Mr. Ferra, or nine months for our other named executive officers, of their base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum; (ii) to the extent such individual timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the full amount of their premium payments for such continued coverage for a period ending on the earlier of (x) 12 months for Mr. Ferra, or nine months for our other named executive officers, following the termination date and (y) the date that they becomes eligible for coverage under another employer’s plans; and (iii) accelerated vesting of their equity awards as if an additional 12 months for Mr. Ferra, or nine months for our other named executive officers, of vesting had occurred for any outstanding and unvested awards as of the date of their termination. Further, in the event that such termination of employment is without “cause” or is due to a resignation for “good reason,” that occurs within 12 months following a “change of control” of the Company, then: (i) the amount payable as severance shall be increased to 18 months for Mr. Ferra, or 12 months for our other named executive officers, of such individual’s base salary at the rate in effect immediately prior to such termination, plus 150% for Mr. Ferra, or 100% for our other named executive officers, of their then-current annual target bonus opportunity, payable in a cash lump-sum; (ii) the period of continued benefit coverage shall be increased to a period of 18 months for Mr. Ferra, or 12 months for our other named executive officers, following the termination date (or, if earlier, until the date that he or she becomes eligible for coverage under another employer’s plans); and (iii) the vesting acceleration of all equity awards shall be increased to 100% vesting acceleration of each of their then-outstanding equity awards. All such payments and benefits (whether with or apart from a change of control) will be subject to such individual’s execution of a general release of claims against us.

Each of our directors and executive officers is party to our standard form of indemnification agreement, under which we agree to indemnify our directors and executive officers against any and all expenses incurred by them in connection with legal proceedings arising out of their service as one of our directors or executive officers to the fullest extent permitted by Delaware law, subject to certain limitations. In addition, we maintain directors’ and officers’ insurance to cover our directors and executive officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2024 with respect to compensation plans under which shares of our common stock may be issued:

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance under
	to Be Issued upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan category	Warrants and Rights	Warrants and Rights(1)	Other Columns)
Equity compensation plans approved by security holders(2)	6,787,044	$2.97	1,623,258	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	6,787,044	$2.97	1,623,258
(1)	The weighted-average exercise price does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(2)	Consists of our 2019 Equity Incentive Plan (the “2019 EIP”) and 2021 Equity Incentive Plan (the “2021 EIP”). Excludes any purchase rights accruing under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
(3)	Consists of 505,627 shares of common stock reserved for issuance under the 2021 EIP and 1,117,631 shares of common stock reserved for issuance under the 2021 ESPP. The 2021 EIP provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 5% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the Board. The 2021 ESPP provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 1% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the Board. On January 1, 2025, an additional 2,956,557 shares became available for future issuance under the 2021 EIP and an additional 591,311 shares became available for issuance under the 2021 ESPP. The additional shares from the annual increases on January 1, 2025 are not included in the table above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal 1—Election of Directors—Director Compensation,” respectively, we were not party to any transactions since January 1, 2023, in which the amount involved exceeded the lesser of $120,000 and 1% of the average of the Company’s total assets at year-end for the prior two completed fiscal years and in which our directors, executive officers, former directors, former executive officers, director nominees or holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had a direct or indirect material interest.

Policies and Procedures for Related-Party Transactions

Our Board has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof via electronic transmission to an email address designated by the Company on the investor relations page of our website.

To be timely for our company’s annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”), a stockholder’s notice must be sent not earlier than 5:00 p.m. Eastern Time on February 20, 2026 and not later than 5:00 p.m. Eastern Time on March 22, 2026. A stockholder’s notice to the Company must set forth as to each matter the stockholder proposes to bring before the 2026 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2025 Annual Meeting, for the stockholder notice to be timely, it must be sent to the Company not earlier than 5:00 p.m. Eastern Time on the 105th day prior to the currently proposed annual meeting and not later than 5:00 p.m. Eastern Time on the later of (1) the 90th day prior to such annual meeting or (2) 5:00 p.m. Eastern Time on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2026 Annual Meeting must be sent not later than December 25, 2025 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Company must set forth as to each matter the stockholder proposes to bring before the 2026 Annual Meeting the information required by applicable law and our bylaws.

Available Information

The Annual Report is also available at https://investors.elevationoncology.com/sec-filings.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Proxy Statement, proxy card, Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Proxy Statement, proxy card, Annual Report and other proxy materials, you may write our Corporate Secretary at Elevation Oncology, Inc., 101 Federal Street, Suite 1900, Boston, Massachusetts 02110, Attn: Corporate Secretary, or submit a request on our website at https://investors.elevationoncology.com/investor-contacts.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

Proposed Amendment to our Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
ELEVATION ONCOLOGY, INC.

Elevation Oncology, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1.This Certificate of Amendment (this “Second Certificate of Amendment”) amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 29, 2021, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 16, 2023 (the “Certificate of Incorporation”).
2.Pursuant to Section 242 of the General Corporation Law, the Board of Directors of the Corporation has duly adopted this Second Certificate of Amendment, and the Corporation’s stockholders have duly approved this Second Certificate of Amendment.
3.Section 1 of Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph to the end of such section:

“Effective at 12:01 a.m. Eastern Time on [_____], 2025 (the “Effective Time”), each [__] shares of Common Stock then issued and outstanding, or held in treasury of the Corporation, immediately prior to the Effective Time, shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by the Corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.”

4.The foregoing terms and provisions of this Second Certificate of Amendment shall be effective as of the Effective Time.
5.Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this [__] day of [_____], 2025.

ELEVATION ONCOLOGY, INC.

By:	/s/ Joseph J. Ferra, Jr.
Name:	Joseph J. Ferra, Jr.
Title:	President and Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V70233-P23221 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ELEVATION ONCOLOGY, INC. 101 FEDERAL STREET, SUITE 1900 BOSTON, MA 02110 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board of Directors recommends you vote FOR Proposals 2, 3 and 4. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ELEVATION ONCOLOGY, INC. The Board of Directors recommends you vote FOR ALL Class I Directors. Nominees: 1. Election of Directors 01) R. Michael Carruthers 02) Julie M. Cherrington, Ph.D. 03) Joseph J. Ferra, Jr. 3. Approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of common stock at a ratio in the range of 1:10 to 1:50, with the exact ratio within such range to be determined at the discretion of the Board of Directors. 4. Approve an adjournment of our Annual Meeting of Stockholders, if necessary, to permit further solicitation of proxies if there are insufficient votes to approve Proposal 3. SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ELEV2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V70234-P23221 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ELEVATION ONCOLOGY, INC. Annual Meeting of Stockholders June 5, 2025, at 9:00 a.m., Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Joseph J. Ferra, Jr., and Tammy Furlong, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Elevation Oncology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Eastern Time, on June 5, 2025, at www.virtualshareholdermeeting.com/ELEV2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side